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                                                                   EXHIBIT 10.11

                              FIRST AMENDMENT TO
              ENSERCH EXPLORATION, INC. DEFERRED COMPENSATION PLAN

     WHEREAS, EEX CORPORATION, formerly known as Enserch Exploration, Inc. (the "Company"), has heretofore adopted and currently maintains the ENSERCH EXPLORATION, INC. DEFERRED COMPENSATION PLAN (the "Plan") for the benefit of its eligible employees; and

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan shall be amended as follows, effective as hereinafter provided:

     1. Effective as of December 19, 1997, the Plan shall be renamed as the "EEX Corporation Deferred Compensation Plan" and all references therein to the name of the Plan shall be amended accordingly.

     2. Effective as of November 1, 1998, Section 3.2 of the Plan and the following shall be substituted therefor:

          "Section 3.2 Bonus Deferral Election. During the Election Period prior to the beginning of each Plan Year, an Eligible Employee may elect to have the payment of an amount up to 100% of the cash portion of any bonus otherwise payable by an Employer during such Plan Year deferred for payment in the manner and at the time specified in Article IV. Any provision of this Plan to the contrary notwithstanding, (i) the minimum amount that may be deferred by an Eligible Employee for a Plan Year pursuant to this
     Section 3.2 shall be $5,000 (or such other amount as shall be determined by the Administrative Committee in its discretion) unless such Eligible Employee elects to defer for the same Plan Year at least $5,000 (or such other amount as shall be determined by the Administrative Committee in its discretion) pursuant to Section 3.1, and (ii) in no event shall the amount deferred by a Participant pursuant to this Section 3.2 exceed the Net Amount Payable to such Participant. All elections made pursuant to this
     Section 3.2 shall be made in writing on a form prescribed by and filed with the Administrative Committee and shall be irrevocable by the Participant."

     3.   As amended hereby, the Plan is specifically ratified and reaffirmed.

     EXECUTED this 1st day of November, 1998.

                                    EEX CORPORATION


                                    By   /s/ T. M Hamilton
                                      ----------------------------------------
                                      T. M Hamilton
                                      Chairman, President and Chief Executive
                                      Officer